Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

CLOUDASTRUCTURE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of the Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Cloudastructure, Inc.

Proxy Statement and Notice of 2025

Annual Meeting of Stockholders

Cloudastructure, Inc.

228 Hamilton Avenue, 3rd Floor

Palo Alto, California 94301

July 22, 2025

Dear Fellow Stockholder,

It is our pleasure to invite you to attend the 2025 Annual Meeting of Stockholders of Cloudastructure, Inc. at 1:00 p.m., Pacific time, on Friday, September 5, 2025. We will be conducting our Annual Meeting of Stockholders by means of remote communication via the Internet. To attend the meeting, please log on to the Internet at www.virtualshareholdermeeting.com/CSAI2025. At this site, you will be able to vote electronically. You will need the 16-digit control number included with these proxy materials to vote or submit questions during the meeting.

We are providing proxy materials to our stockholders primarily through the Internet. We are pleased to use this process, which allows our stockholders to receive proxy materials in an expedited manner, while significantly lowering the costs of conducting our Annual Meeting. On or about July 22, 2025, we mailed to our stockholders of record (other than those who previously requested electronic delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report online. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. The Notice of Internet Availability of Proxy Materials instructs you on how to electronically access and review all of the information contained in this proxy statement and the annual report, and it provides you with information on voting. The proxy materials available online include this proxy statement and our 2024 annual report, which summarizes Cloudastructure’s 2024 results and includes our 2024 audited financial statements.

Whether or not you plan to attend the Annual Meeting, please submit your proxy promptly so that your shares will be voted as you desire.

Sincerely,

/s/ James McCormick

James McCormick

Chief Executive Officer

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PROXY STATEMENT

APPENDIX A: CLOUDASTRUCTURE, INC. AMENDED AND RESTATED 2024 EQUITY INCENTIVE PLAN	A- 1

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CLOUDASTRUCTURE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

July 22, 2025

Date:	September 5, 2025

Time:	1 p.m., Pacific time

Virtual Meeting URL:	www.virtualshareholdermeeting.com/CSAI2025

We are holding the 2025 Cloudastructure, Inc. Annual Meeting of Stockholders for the following purposes:

1.	To elect one director to serve a three-year term expiring in 2028;
2.	To ratify the appointment of Bush & Associates CPA LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.	To vote on a proposal to authorize us to issue additional shares of our Series 2 Convertible Preferred Stock, and shares of Class A common stock issuable upon conversion of such preferred stock, in one or more private placements in excess of 20% of our outstanding common stock pursuant to a financing transaction we have entered into with Streeterville Capital, LLC;
4.	To vote on a proposal to approve the Cloudastructure, Inc. Amended and Restated 2024 Equity Incentive Plan; and
5.	To transact any other business that is properly submitted before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The record date for the Annual Meeting is July 9, 2025 (the “Record Date”). Only stockholders of record at the close of business on the Record Date can vote at the Annual Meeting.

Under rules adopted by the Securities and Exchange Commission, we are furnishing proxy materials to our stockholders primarily via the Internet. Stockholders of record have been mailed a Notice of Internet Availability of Proxy Materials on or around July 22, 2025, which provides them with instructions on how to vote and how to electronically access the proxy materials on the Internet. It also provides them with instructions on how to request paper copies of these materials, should they so desire.

Cloudastructure, Inc. will have a list of stockholders who can vote at the Annual Meeting available for inspection by stockholders on the date of the Annual Meeting.

Whether or not you plan to attend the Annual Meeting and whether you own a few or many shares of stock, the Board of Directors urges you to vote promptly. Registered holders may vote through the Internet, by telephone or, once you receive (upon your request) a printed proxy card in the mail, by completing, dating, signing and returning the proxy card. You will find instructions for voting in the “Questions and Answers” section of the proxy statement.

By Order of the Board of Directors,

/s/ Greg Smitherman

Greg Smitherman

Chief Financial Officer and Corporate Secretary

July 22, 2025

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Cloudastructure, Inc.

228 Hamilton Avenue, 3rd Floor

Palo Alto, California 94301

2025 PROXY STATEMENT QUESTIONS AND ANSWERS

The following is information regarding the meeting and the voting process, presented in a question and answer format.

What is a proxy?

A proxy is your authorization for someone else to vote for you in the way that you want to vote and allows you to be represented at our Annual Meeting if you are unable to attend the meeting. When you complete and submit a proxy card, use the automated telephone voting system, or use the Internet voting system, you are submitting a proxy. The Board of Directors of Cloudastructure, Inc. is soliciting this proxy. As used in this proxy statement, the terms “the Company,” “we,” “our,” and “us” all refer to Cloudastructure, Inc.

What is a proxy statement?

A proxy statement is a document the United States Securities and Exchange Commission (“SEC”) requires to explain the matters on which you are asked to vote on by proxy and to disclose certain related information. This proxy statement was first made available to our stockholders on or about July 22, 2025.

Why am I receiving my proxy materials electronically instead of receiving paper copies through the mail?

Under rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of the proxy statement and annual report. In addition to reducing the amount of paper used in producing these materials, this method lowers the costs associated with mailing the proxy materials to stockholders.

On or about July 22, 2025, we mailed to our stockholders of record (other than those who previously requested electronic delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report online. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. The Notice of Internet Availability of Proxy Materials instructs you on how to electronically access and review all of the information contained in this proxy statement and the annual report, and it provides you with information on voting.

If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a paper copy of our proxy materials, follow the instructions contained in the Notice of Internet Availability of Proxy Materials about how you may request to receive your materials in printed form on a one-time or ongoing basis.

Where is this year’s proxy statement available electronically?

You may view this proxy statement and the 2024 annual report electronically by going to www.proxyvote.com.

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Who can vote?

We have two classes of common stock and one series of preferred stock issued and outstanding as of the Record Date, which are listed below.

•	Class A Common Stock (“Class A Shares”) – Except as noted below, holders of Class A Shares are entitled to vote on each proposal described in this proxy statement. Holders of Class A Shares are entitled to 1 vote per Class A Share held on the Record Date.

•	Class B Common Stock (“Class B Shares”) – Holders of Class B Shares are entitled to vote on each proposal described in this proxy statement. Holders of Class B Shares are entitled to 20 votes per Class B Share held on the Record Date.

•	Series 2 Convertible Preferred Stock (“Series 2 Shares”) – Except as noted below, holders of Series 2 Shares are entitled to vote on each proposal described in this proxy statement. Holders of Series 2 Shares are entitled to 1 vote for each share of Class A common stock into which such Series 2 Share is convertible as of the Record Date, subject to a voting cap that prohibits a holder of Series 2 Shares, together with certain affiliated parties, from voting more than 4.99% of the Company’s outstanding voting shares.

Proposal 3 to be voted upon at the Annual Meeting requests stockholders to approve the Company’s potential issuance of additional Series 2 Shares, and Class A Shares issuable upon conversion of Series 1 Shares or Series 2 Shares, to Streeterville Capital, LLC (“Streeterville”) above the limit the Company is authorized to issue pursuant to applicable Nasdaq rules. Pursuant to those Nasdaq rules, Streeterville will not be entitled to vote any shares of the Company’s capital stock it may own on Proposal 3.

Only holders of record of our Class A Shares, Class B Shares, and Series 2 Shares as of the close of business on July 9, 2025, the Record Date, can vote at the Annual Meeting.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, then the brokerage firm, bank, or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or other nominee how to vote their shares. See “How can I vote?” below.

How can I vote?

If your shares are held in “street name,” follow the instructions provided by your bank, broker, or other nominee. If your shares are held in your name, you can vote in one of four ways:

•	Via Internet before the Annual Meeting: Go to www.proxyvote.com and follow the instructions. You may do this at your convenience, 24 hours a day, 7 days a week. You will need to have your proxy card or Notice of Internet Availability of Proxy Materials in hand. The deadline for Internet voting is 11:59 p.m., Eastern Time, September 4, 2025.

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•	By Telephone: Call toll-free 1-800-690-6903 and follow the instructions. You may do this at your convenience, 24 hours a day, 7 days a week. You will need to have your proxy card or Notice of Internet Availability of Proxy Materials in hand. The deadline for voting by phone is 11:59 p.m., Eastern Time, September 4, 2025.

•	In Writing: Complete, sign, date, and return the proxy card in the return envelope provided with your proxy card.

•	At the Annual Meeting: To attend the meeting virtually and cast your vote, please log on to the Internet at www.virtualshareholdermeeting.com/CSAI2025. At this site you will be able to vote electronically.

If you submit a proxy to the Company before the Annual Meeting, whether by proxy card, by telephone, or by Internet, the persons named as proxies will vote your shares as you direct. If no instructions are specified, the proxy will be voted FOR the director nominated by the Board of Directors; FOR the ratification of the appointment of Bush & Associates CPA LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; FOR the proposal to authorize us to issue additional Series 2 Shares, and Class A Shares issuable upon conversion of Series 1 Shares and Series 2 Shares, above the limitations imposed by Nasdaq Rule 5635 pursuant to the financing transaction we have entered into with Streeterville; FOR the proposal to approve the Cloudastructure, Inc. Amended and Restated 2024 Equity Incentive Plan; and in the proxy holders’ discretion on any other matters that are properly presented at the meeting or any adjournment of the meeting.

Can I revoke my proxy?

You may revoke a proxy at any time before the proxy is exercised by:

1.	delivering written notice of revocation to the Corporate Secretary of Cloudastructure, Inc., 228 Hamilton Ave., 3rd Floor, Palo Alto, California 94301;

2.	submitting another properly completed proxy card that is later dated;

3.	voting by telephone at a subsequent time;

4.	voting by the Internet at a subsequent time; or

5.	voting at the Annual Meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your brokerage firm, bank, or other nominee. Your brokerage firm, bank, or other nominee should have enclosed or otherwise provided a voting instruction card for you to use in directing the brokerage firm, bank or other nominee how to vote your shares.

How many votes do we need to hold the Annual Meeting?

In order to carry on the business of the meeting, we must have a quorum. This means that the holders of issued and outstanding shares legally entitled to vote that represent at least one-third (1/3) of the total voting power of the Company as of the Record Date must be present in person or by proxy.

Shares are counted as present at the meeting if the stockholder either:

•	has properly submitted a signed proxy card or other form of proxy (through the telephone or Internet); or
•	is present at the Annual Meeting.

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As of the Record Date, we had the following shares of capital stock issued and outstanding:

•	17,528,780 Class A Shares (1 vote per share)
•	147,305 Class B Shares (20 votes per share)
•	6,670 Series 2 Shares (1 vote per as-converted Class A Share, subject to the voting cap described above)

Abstentions and broker non-votes, if any, will count for purposes of determining whether or not a quorum is present.

What matters will be voted on at the meeting?

You are being asked to vote on: (i) the election of one director to serve a three-year term expiring in 2028; (ii) the ratification of the appointment of Bush & Associates CPA LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2025; (iii) a proposal to authorize us to issue additional Series 2 Shares, and Class A Shares issuable upon conversion of Series 1 Shares and Series 2 Shares, above the limitations imposed by Nasdaq Rule 5635 pursuant to the financing transaction we have entered into with Streeterville; and (iv) a proposal to approve the Cloudastructure, Inc. Amended and Restated 2024 Equity Incentive Plan. These matters are more fully described in this proxy statement.

How many votes are needed for each proposal?

Except with respect to the election of a director, a majority of votes cast at the meeting will approve each matter that arises at the Annual Meeting. Our directors are elected by a plurality of votes, which means that the individual receiving the highest number of votes cast “for” their election will be elected as a director of the Company.

All proposals other than the proposal to ratify the appointment of our independent registered public accounting firm for 2025 are considered “non-routine” matters. This means that if your shares are held by a broker or other fiduciary, it cannot vote your shares on these matters unless it has received voting instructions from you.

Abstentions and broker non-votes will not have any effect on any of the matters presented for a vote at the Annual Meeting.

What happens if a nominee is unable to stand for re-election?

The Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than one nominee. We have no reason to believe the nominee named in this proxy statement will be unable to stand for re-election.

What options do I have in voting on each of the proposals?

Except with respect to the election of a director, you may vote “for,” “against,” or “abstain” on each proposal properly brought before the meeting. With respect to the election of a director, you may vote “for” or “withhold.”

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Where do I find the voting results of the meeting?

If available, we will announce voting results at the Annual Meeting. The voting results will also be disclosed on a Form 8-K that we will file with the SEC within four business days after the meeting.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be Held on September 5, 2025.

This proxy statement along with our annual report is available at: www.proxyvote.com.

A copy of Cloudastructure’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC, may be obtained without charge upon written request to the Chief Financial Officer, Cloudastructure, Inc., 228 Hamilton Ave., 3rd Floor, Palo Alto, California 94301.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Security Ownership of Certain Beneficial Owners and Management

Based solely upon information made available to us, the following table sets forth certain information with respect to the beneficial ownership of our Class A Shares, Class B Shares, Series 1 Shares, and Series 2 Shares as of July 9, 2025, by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•	each of our directors and executive officers; and

•	all of our directors and executive officers as a group

We have based percentage of beneficial ownership for the following table on 17,528,780 Class A Shares, 147,305 Class B Shares, no Series 1 Shares, and 6,670 Series 2 Shares outstanding as of July 9, 2025. In addition, in accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities issuable within 60 days of July 9, 2025. As such, Class A Shares and Class B Shares issuable pursuant to options and warrants that may be exercised or settled within 60 days of July 9, 2025 are deemed to be outstanding for purposes of computing the percentage of the class beneficially owned by the person holding such securities but are not deemed to be outstanding for purposes of computing the percentage of the class beneficially owned by any other person.

Each Class A Share is entitled to 1 vote per share and each Class B Share is entitled to 20 votes per share on all matters submitted to a vote of the stockholders, including the election of directors. Each Series 2 Share is entitled to vote on an as-converted basis, subject to the voting cap described in footnote (8) to the table below.

Except as otherwise indicated in the footnotes to the table set forth below, all persons listed have sole voting power and investment power, except to the extent that authority is shared by spouses under applicable law, and record and beneficial ownership of their common stock. Unless otherwise indicated, the business address of each of the individuals and entities named below is c/o Cloudastructure, Inc., 228 Hamilton Avenue, 3rd Floor, Palo Alto, California 94301.

	Shares Beneficially Owned
	Series 1 Convertible Preferred Stock†		Series 2 Convertible Preferred Stock†		Class A Common Stock		Class B Common Stock‡
Name of Beneficial Owner	Number	%	Number	%	Number	%	Number	%

Executive Officers and Directors
James McCormick (1)	–	–	–	–	2,500	*	113,716	43.6
Gregory Rayzman (2)	–	–	–	–	2,500	*	1,433,238	90.7
Greg Smitherman (3)	–	–	–	–	2,502	*	924,999	86.3
Lauren O’Brien (4)	–	–	–	–	2,500	*	758,161	83.7
Ruba Qashu (5)	–	–	–	–	–	–	79,862	35.2
Jeff Kirby (6)	–	–	–	–	–	–	67,708	31.5
Craig Johnson (7)	–	–	–	–	–	–	174,229	54.2
All executive officers and directors as a group (7 persons)	–	–	–	–	10,002	*	3,551,913	96.0

5% Stockholders
Streeterville Capital, LLC (8)	–	–	6,670	100	883,398	4.9	–	–
Sheldon Richard Bentley (9)	–	–	–	–	218,221	*	5,185,946	97.2
Alpha Trust	–	–	–	–	–	–	83,333	56.6

*	Represents beneficial ownership of less than 1%.

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†	The Series 1 Shares and the Series 2 Shares are each convertible at any time by the holder into Class A Shares by (i) multiplying the then-current Stated Value (as defined in the applicable Certificate of Designations) by the number of shares being converted, and (ii) dividing the resultant amount by the then-applicable Conversion Price (as defined in the applicable Certificate of Designations).
‡	The Class B Shares are convertible at any time by the holder into Class A Shares on a share-for-share basis, such that each holder of Class B Shares beneficially owns an equivalent number of Class A Shares.
(1)	Includes 2,500 Class A Shares and 113,716 Class B Shares issuable upon exercise of options that are exercisable within 60 days. The Company and Mr. McCormick have entered into a Lock-Up Agreement that prohibits Mr. McCormick from transferring or disposing of any Class A Shares or related securities until August 18, 2025.
(2)	Includes 2,500 Class A Shares and 1,433,238 Class B Shares issuable upon exercise of options that are exercisable within 60 days. The Company and Mr. Rayzman have entered into a Lock-Up Agreement that prohibits Mr. Rayzman from transferring or disposing of any Class A Shares or related securities until August 18, 2025. The Company and Mr. Rayzman have also entered into a Standstill Agreement pursuant to the terms of which Mr. Rayzman has irrevocably agreed that he will not acquire through purchase, by transfer or assignment, or in any other manner, directly or indirectly, shares of common stock of the Company that would result in Mr. Rayzman owning in excess of 49% of the Company’s voting power.
(3)	Includes 2,500 Class A Shares and 924,999 Class B Shares issuable upon exercise of options that are exercisable within 60 days. The Company and Mr. Smitherman have entered into a Lock-Up Agreement that prohibits Mr. Smitherman from transferring or disposing of any Class A Shares or related securities until August 18, 2025.
(4)	Includes 2,500 Class A Shares and 758,161 Class B Shares issuable upon exercise of options that are exercisable within 60 days. The Company and Ms. O’Brien have entered into a Lock-Up Agreement that prohibits Ms. O’Brien from transferring or disposing of any Class A Shares or related securities until August 18, 2025.
(5)	Includes 79,862 Class B Shares issuable upon exercise of options that are exercisable within 60 days. The Company and Ms. Qashu have entered into a Lock-Up Agreement that prohibits Ms. Qashu from transferring or disposing of any Class A Shares or related securities until August 18, 2025.
(6)	Includes 67,708 Class B Shares issuable upon exercise of options that are exercisable within 60 days. The Company and Mr. Kirby have entered into a Lock-Up Agreement that prohibits Mr. Kirby from transferring or disposing of any Class A Shares or related securities until August 18, 2025.
(7)	Includes 174,229 Class B Shares issuable upon exercise of options that are exercisable within 60 days. The Company and Mr. Johnson have entered into a Lock-Up Agreement that prohibits Mr. Johnson from transferring or disposing of any Class A Shares or related securities until August 18, 2025.
(8)	Includes (i) 700,291 pre-delivery Class A Shares issued to Streeterville pursuant to the terms of the Series 1 Securities Purchase Agreement (defined in Proposal 3 below), and (ii) 337,839 Class A Shares held by or that may be issuable to Streeterville upon conversion of the Series 2 Shares, subject to a 4.99% beneficial ownership limitation (the “Ownership Limitation”). Pursuant to the terms of the Certificate of Designations, the Company will not effect the conversion of any Series 2 Shares if, after giving effect to such conversion, the holder thereof would, individually, beneficially own in excess of 4.99%, and, together with its affiliates, in excess of 9.99%, of the outstanding Class A Shares on the conversion date. In addition, pursuant to the terms of the Certificate of Designations, in no event will a holder of Series 2 Shares, together with its affiliates, be entitled to vote, on an as-converted basis and in the aggregate with respect to shares of common stock and preferred stock beneficially owned, more than 4.99% of the Company’s outstanding voting shares. In the absence of the Ownership Limitation, Streeterville would beneficially own additional Class A Shares. The address of Streeterville is 297 Auto Mall Drive #4, St. George, Utah 84770. John M. Fife, President of Streeterville, has voting and investment power over these securities.
(9)	Includes (i) 218,221 Class A Shares, (ii) no Class B Shares, (iii) 2,500 Class A Shares issuable upon exercise of options that are exercisable within 60 days, and (iv) 5,185,946 Class B Shares issuable upon exercise of options that are exercisable within 60 days. The Company and Mr. Bentley have entered into an Amended and Restated Lock-Up Agreement that generally prohibits Mr. Bentley from transferring or disposing of any Class A Shares or related securities until August 18, 2025. Notwithstanding the foregoing, the Amended and Restated Lockup Agreement also provides that for each of the months of March, April, and May of 2025, 100,000 Class A Shares per month were released from lockup, but in no event may Mr. Bentley sell more than 5% of the prior day average daily trading volume (as reported by Nasdaq) in any one calendar day. The Company and Mr. Bentley have also entered into a Standstill Agreement pursuant to the terms of which Mr. Bentley has irrevocably agreed that he will not acquire through purchase, by transfer or assignment or in any other manner, directly or indirectly, shares of common stock of the Company that would result in Mr. Bentley owning in excess of 49% of the Company’s voting power. In addition, the Company and Mr. Bentley have entered into an Amended and Restated Voting Agreement pursuant to the terms of which Mr. Bentley has irrevocably agreed to abstain, directly or indirectly, from casting votes in excess 5% of the outstanding capital stock entitled to vote at any meeting of stockholders of the Company. The Company and Mr. Bentley have also entered into a Voting Agreement pursuant to the terms of which Mr. Bentley has irrevocably agreed, for as long as the Series 1 Shares and Series 2 Shares remain outstanding, to cast the maximum number of votes to which he is entitled to vote in accordance with the recommendations of the Company’s Board of Directors.

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PROPOSAL 1:

ELECTION OF DIRECTOR

Our Second Amended and Restated Certificate of Incorporation (“Charter”) provides that our Board be divided into three classes of nearly equal size, with the classes to hold office for staggered terms of three years each. Our Charter permits our Board of Directors to establish the size of our Board. Our current Board has fixed the size of our Board at four members. Ruba Qashu has been nominated by the Board to serve a three-year term expiring in 2028. Ms. Qashu is an incumbent director.

The proxies cannot be voted for more than one nominee. The persons named as proxy holders in the accompanying proxy will vote for the above named nominee unless a stockholder directs otherwise. In the event that the nominee is unable to serve, which is not now contemplated, our Board may designate a substitute nominee. The proxy holders, to the extent they have been granted authority to vote in the election of directors, may or may not vote for the substitute nominee.

In addition to the nominee for director, each director whose term will continue after the meeting is named below.

Vote Required for Election

A plurality of the votes cast at the Annual Meeting is required to elect the nominee as a director. Accordingly, at the Annual Meeting, the individual who receives the largest number of votes cast at the meeting will be elected as a director. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast on this matter.

Recommendation of the Board

The Board of Directors recommends a vote FOR the election of the nominee.

Nominee for a three-year term expiring in 2028:

Ruba Qashu (age 52) has served on our Board of Directors since April 2023. Ms. Qashu is a partner at Procopio, Cory, Hargreaves & Savitch LLP, where she has been employed since February 2025. Ms. Qashu’s specialty is capital markets and securities transactions. She has over 20 years of experience as securities counsel for public companies and a substantive history structuring complex transactions and providing strategic counseling. Ms. Qashu’s capital markets experience includes CMPOs, registered direct offerings and PIPEs. Ms. Qashu handles ‘34 Act reporting and advises regarding corporate governance, equity compensation plans and stockholder communications. Prior to joining Procopio LLP, she was a Partner at Barton LLP and Raines Feldman Littrell LLP. Previously, from 2011 through 2021, she was a Partner at Libertas Law Group. Ms. Qashu holds a B.A. in English Literature from UC Berkeley and a J.D. from Hastings College of Law (now UC Law San Francisco). She is admitted to practice law in the State of California. Ms. Qashu also serves on the Board of Directors of Hydro Hash, Inc., a company for which Richard Bentley, the founder and a significant stockholder of the Company, is the Chairman and a significant stockholder.

Director whose term expires in 2026:

Jeff Kirby (age 61) has served on our Board of Directors since June 2024. Mr. Kirby is the Founder of Resource Management and Development, a real estate investment firm with a seasoned team of commercial real estate service experts founded by Mr. Kirby in 1993. With expertise in master-planned communities and commercial development, Resource Management and Development had roles in developing and managing over 20,000 residential lots in the Northern Nevada market as well as developing over 800,000 square feet of office space in the Reno, Nevada market. Mr. Kirby served as Chief Financial Officer of Avantair from 2004 to 2007. In Mr. Kirby’s more than 25 year-career, he has also consulted on investment and pension fund matters for several prominent trusts and funds, created and managed joint venture partnership business arrangements and involvement in funding and capital generation for private and publicly traded companies, and co-founded North Valley Holdings, the single largest producer of new water rights to municipal markets in Nevada and Northern California. Mr. Kirby received his B.A. in communication and B.S. in psychology from the University of Colorado, Boulder.

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Directors whose terms expires in 2027:

Craig Johnson (age 67) has served on our Board of Directors since June 2024. Mr. Johnson has over 30 years of experience in a variety of Sales Management, Business Development, Marketing, Operations, and General Management positions at large corporations like Honeywell, and various start up organizations. His industry expertise includes Industrial Automation, Building Automation, Technology, and Security. Mr. Johnson earned his Bachelors of Business Administration in Marketing and Management from the University of Wisconsin-Madison and his Masters in Business Administration in Marketing from DePaul University in Chicago. He currently sits on two small company boards, one non-profit board and served as a Reserve Officer in the Armed Forces.

James McCormick (age 66) has served as a director since November 2021 and was appointed Chief Executive Officer in June 2024. Mr. McCormick has over 30 years of experience in finance, operations and administration, primarily in the high tech industry. He has been instrumental in raising over $1 billion in funds for companies in which he was involved, including IPO’s, sales to strategic investors, investments by VC’s and securities sales through the capital markets. He has been involved in numerous M&A activities, both on buy-side and sell-side transactions. His experience has ranged from managing start-up companies to complex, multi-national entities. From May 2019 to July 2022, Mr. McCormick has served as the Chief Operating Officer for LTA Research and Exploration, an aerospace research and development company building experimental and certified manned and remotely piloted airships. From October 2015 to May 2019, Mr. McCormick served as Chief Financial Officer of Global Equipment Services (GES), a company specializing in production process and test equipment design, manufacturing, and global services for the semiconductor and electronics product manufacturing industry. While acting as CFO, Mr. McCormick oversaw the acquisition of GES by Kimball Electronics in an approximately $50 million transaction. He has held CEO, CFO and COO positions at various other public and private companies including Crossing Automation (sold to Brooks Automation (BRKS)), Serious Energy, PodTech, iPrint Technologies (sold to Harland Clarke), Tandem Computers (sold to Hewlett Packard (HPE)) and UB Networks (sold to Alcatel). Mr. McCormick holds a BBA from the University of Toledo and a MBA from the University of Michigan. Mr. McCormick also serves on the Board of Directors of Hydro Hash, Inc., a company for which Richard Bentley, the founder and a significant stockholder of the Company, is the Chairman and a significant stockholder.

CODE OF CONDUCT

We have adopted a written code of business conduct and ethics, which applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of our code is available on our website at www.cloudastructure.com.

INSIDER TRADING ARRANGEMENTS AND POLICIES

We have adopted insider trading policies and procedures governing the purchase, sale or other dispositions of our securities by directors, officers and employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations and any Nasdaq listing standards applicable to the Company.

ANTI-HEDGING AND ANTI-PLEDGING POLICY

Our Board has adopted an anti-hedging and anti-pledging policy, restricting our executive officers and directors from (1) hedging the economic risk of their ownership of our stock and (2) pledging our stock, including by purchasing our securities on margin or holding our securities in a margin account.

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DIRECTOR INDEPENDENCE

Our Board has determined that each of our directors other than James McCormick, our CEO, qualifies as an “Independent Director,” as such term is defined in The Nasdaq Stock Market Listing Rule 5605(a)(2). In making this determination with respect to Ms. Qashu, the Board considered her service as a director of Hydro Hash, Inc., a company for which Richard Bentley, the founder and a significant stockholder of the Company, is the Chairman and a significant stockholder. Our Board has also determined that each member of the three committees of the Board meets the independence requirements applicable to those committees as prescribed by the Nasdaq listing requirements, and, as to the audit committee, under applicable SEC rules. There are no family relationships between or among our directors, nominees, or executive officers.

MEETING ATTENDANCE

Each of our directors is expected to attend all meetings of the Board, applicable committee meetings, and our Annual Meeting of Stockholders. During 2024, the Board held 12 meetings; each director attended at least 75% of the aggregate number of meetings of our Board and Board committees on which they served. The Company did not hold an annual meeting of stockholders in 2024.

BOARD COMMITTEES AND FUNCTIONS

Our Board of Directors has three standing committees: audit, compensation and nominating and corporate governance. Copies of the charters of each of these committees are available on our Website at www.cloudastructure.com.

Our audit committee, which met on one occasion in 2024, consists of directors Kirby (Chairperson), Johnson, and Qashu. Our Board has determined that Mr. Kirby qualifies as an “audit committee financial expert,” as that term is defined in SEC rules. The primary purpose of the audit committee is to assist the Board in overseeing (1) the quality and integrity of our accounting, auditing and reporting practices, (2) the performance of our internal audit function and independent auditor, and (3) our disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and our Board have established.

Our compensation committee, which met on five occasions in 2024, consists of directors Qashu (Chairperson), Johnson and Kirby. This committee reviews and makes recommendations to the Board on executive compensation matters, including any benefits to be paid to our executives and officers. At the beginning of each year, our compensation committee meets to review our CEO’s performance against the Company’s goals and objectives for the preceding year and also to review and approve the corporate goals and objectives that relate to CEO compensation for the forthcoming year. This committee also evaluates the CEO and other key executives’ compensation against (1) pre-established, measurable performance goals and budgets, (2) generally comparable groups of executives, and (3) external market trends. Following this review, this committee recommends to the full Board the annual base salary, annual incentive compensation, total compensation and benefits for our CEO. This committee is also responsible for approving equity-based compensation awards. The base salaries of executive officers, other than our CEO, are established by our CEO.

This committee is also responsible to recommend to the full Board the amount and form of compensation payable to directors. The committee has the authority to engage and rely upon third party consulting firms to assist the committee in its oversight of the Company’s executive compensation policy and our Board compensation.

Our nominating and corporate governance committee consists of directors Johnson (Chairperson), Kirby, and Qashu. This committee is responsible for making recommendations on the qualifications and standards to serve on our Board, identifying Board candidates, and monitoring our corporate governance standards. The committee is also responsible for reviewing succession plans and planning for the Board of Directors and senior management personnel. This committee did not meet during 2024.

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The nominating and corporate governance committee has not established specific, minimum qualifications for director nominees. This committee is responsible for reviewing the qualifications and independence of the members of the Board. This assessment includes a consideration of the skills, experience, and diversity of the prospective candidates. In light of these general requirements, this committee reviews the suitability of each person nominated to our Board. These same standards and suitability requirements are applicable to all director nominees, regardless of the party making the director nomination. While the Board does not have a formal policy regarding the consideration of nominee diversity, this committee does consider diversity in its identification of director candidates. Diversity in business, industry and professional experience, education, and training, as well as an individual’s general background, benefits our Company by increasing the range of skills and perspectives of our Board and enhances its ability to govern the affairs of the Company.

The nominating and corporate governance committee has not received any recommended director nominations from any of our stockholders in connection with our 2025 Annual Meeting. The nominee who is standing for election as a director at the 2025 Annual Meeting is an incumbent director.

LEADERSHIP STRUCTURE AND THE BOARD’S ROLE IN RISK OVERSIGHT

Mr. McCormick serves as our CEO and Chair of the Board. The Company does not currently have a lead independent director. The Board meets in executive session, without the presence of management, as appropriate. The Company believes this leadership structure is appropriate given the circumstances of the Company as a developing company with a limited operating history and limited resources.

Our Board oversees the Company’s risk management by working to ensure that our risk management practices are consistent with our business operations and are functioning appropriately. Our Board performs this risk oversight function by, among other things, establishing standards for risk management by approving policies that address and mitigate the Company’s most material risks, including cash approval policies and approval of the annual budget. The Board also monitors, reviews, and reacts to our risks through various reports presented by management and external auditors. In addition, the Board conducts certain risk oversight activities through its committees with direct oversight over specific functional areas.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Any stockholder desiring to communicate with the Board or one or more of our directors may send a letter addressed to the Company’s Corporate Secretary at 228 Hamilton Avenue, 3rd Floor, Palo Alto, California 94301. The Secretary has been directed to promptly forward all communications to the full Board or the specific director indicated in the letter.

STOCKHOLDER NOMINEES FOR DIRECTOR

Our Bylaws contain certain procedural requirements applicable to stockholder nominations of directors. A stockholder who wishes to nominate a person to serve as a director must provide us with written notice (containing certain information specified in the Bylaws about the stockholder and the nominee) not less than 90 nor more than 120 days prior to the date of the first anniversary of the preceding year’s Annual Meeting of Stockholders. If the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be provided not more than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of the annual meeting is first made by the Company.

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REPORT OF OUR AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Our audit committee has met with management and the independent auditors to review and discuss our audited consolidated financial statements as of and for the year ended December 31, 2024.

Our audit committee obtained from our independent auditors the written disclosures and the letter required by applicable provisions of the Public Company Accounting Oversight Board regarding their independence. Our audit committee has also discussed with our auditors any relationships that may impact their objectivity and independence and satisfied itself as to our auditors’ independence.

Our audit committee has reviewed and discussed with our independent auditors all communications required by generally accepted auditing standards, including those described in Auditing Standard No. 16, as amended, and adopted by the Public Company Accounting Oversight Board. Our audit committee also discussed, with and without management present, the results of our independent auditors’ examination of our financial statements.

Based on the reviews and discussions referred to above, the audit committee recommended to our Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2024.

Jeff Kirby

Craig Johnson

Ruba Qashu

DISCLOSURE OF FEES PAID TO OUR INDEPENDENT AUDITORS

Bush & Associates CPA LLP (“Bush & Associates”) was engaged as the Company’s independent auditors in July 2024, and Bush & Associates performed an audit of the Company’s financial statements as of, and for the years ended, December 31, 2023 and December 31, 2024. Under its charter, the audit committee is responsible for selecting and reviewing the qualifications of the Company’s independent auditors.

The following table sets forth the aggregate fees for professional services provided by Bush & Associates for the last two fiscal years:

	Year Ended December 31,
	2024	2023
Audit Fees(1)	$52,500	54,000
Tax Fees(2)	–	–
Total Fees	$52,500	$54,000

(1)	Audit fees consist of fees for services related to the annual audit of our fiscal year 2024 and 2023 financial statements, reviews of our interim unaudited financial statements, and services that are normally provided in connection with statutory and regulatory filings and engagements
(2)	Tax fees consist of fees for professional services rendered during 2024 for 2023 state and federal tax compliance.

Representatives of Bush & Associates are not expected to be present at the 2025 Annual Meeting.

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On July 3, 2024, we dismissed IndigoSpire as our independent registered accounting firm. The decision to dismiss IndigoSpire was approved by the Company’s Board of Directors. IndigoSpire’s audit reports on the Company’s financial statements for the fiscal years ended December 31, 2023 and December 31, 2022 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to any uncertainty, audit scope, or accounting principle. During the fiscal years ended December 31, 2023 and December 31, 2022 and through the date of dismissal, (i) there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and IndigoSpire on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to IndigoSpire’s satisfaction, would have caused IndigoSpire to make reference to the matter in their report, and (ii) there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). This matter was previously disclosed by the Company in a Current Report on Form 1-U filed with the SEC on July 8, 2024. The Company provided a copy of such Current Report to IndigoSpire and requested that it provide the Company with a letter addressed to the SEC indicating whether or not IndigoSpire agrees with the disclosures contained in such Current Report and, if not, the respects in which it is not in agreement. A copy of IndigoSpire's letter, dated July 5, 2024, is filed as Exhibit 9.1 to such Current Report on Form 1-U.

On July 3, 2024, the Company appointed Bush & Associates as the Company’s new independent accounting firm. During the two fiscal years ended December 31, 2023 and 2022 and through the date of such appointment, neither the Company nor anyone acting on its behalf consulted with Bush & Associates regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Bush & Associates concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” or “reportable event” (as each term is defined in Item 304(a)(1)(iv) and (v) of Regulation S-K, respectively).

PRE-APPROVAL POLICY

In accordance with our audit committee’s charter, our audit committee is required to approve, in advance, all audit and non-audit services to be provided by our independent registered public accounting firm. All services reported in the table above were approved by our audit committee.

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PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee has selected Bush & Associates as independent auditors for the Company for the fiscal year ending December 31, 2025. The services provided to the Company by Bush & Associates for 2024 are described above under the caption “Disclosure of Fees Paid to our Independent Auditors.”

We are asking our stockholders to ratify the selection of Bush & Associates as our independent auditors. Although ratification is not legally required, the Board is submitting the selection of Bush & Associates to our stockholders for ratification as a matter of good corporate governance.

If our stockholders do not ratify the appointment, the appointment will be reconsidered by the audit committee and the Board. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our stockholders.

Vote Required for Approval

The affirmative vote of a majority of the votes cast at the Annual Meeting, by person or by proxy, is required for approval. Broker non-votes and abstentions will not be treated as votes cast on the proposal.

Recommendation of the Board

The Board of Directors recommends a vote FOR this proposal to ratify the appointment of Bush & Associates as our independent auditors.

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PROPOSAL 3:

PROPOSAL FOR APPROVAL OF FINANCING TRANSACTION WITH STREETERVILLE CAPITAL, LLC

Background and Reasons for the Proposal

Under Nasdaq Listing Rule 5635(d) (the “Nasdaq 20% Rule”), a Nasdaq-listed company must obtain stockholder approval prior to issuing shares of common stock (or securities convertible into or exercisable for common stock) in a private placement if the issuance will equal 20% or more of the company’s outstanding common stock (or 20% or more of the voting power), at a per-share price below the lower of (i) the Nasdaq official closing price immediately preceding the signing of the binding agreement for the issuance of the shares of common stock (or securities convertible into or exercisable for common stock) or (ii) the average Nasdaq official closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement (the lower of such two prices, the “Minimum Price”). In addition, under Nasdaq Listing Rule 5635(b), a Nasdaq-listed company must obtain stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change in control of the company.

On November 25, 2024, we entered into a Securities Purchase Agreement, as amended by Amendment No. 1 to Securities Purchase Agreement, dated January 16, 2025, Amendment No. 2 to Securities Purchase Agreement, dated January 29, 2025, and Amendment No. 3 to Securities Purchase Agreement, dated February 14, 2025 (as amended, the “Series 1 Securities Purchase Agreement”), with Streeterville Capital, LLC, a Utah limited liability company (“Streeterville”), pursuant to which we agreed to issue and sell (i) 6,300 Series 1 Shares for an aggregate purchase price of $6,300,000, and (ii) 720,000 Class A Shares for an aggregate purchase price of $72.00 (the “Series 1 Equity Financing”). The Series 1 Equity Financing closed on January 29, 2025. Since the closing of the Series 1 Equity Financing, and as of the date of this proxy statement, all of the Series 1 Shares issued by the Company to Streeterville pursuant to the Series 1 Securities Purchase Agreement have been converted by Streeterville into Class A Shares. A total of 1,424,751 Class A Shares were issued to Streeterville upon conversion of the Series 1 Shares.

On March 21, 2025, we entered into a second Securities Purchase Agreement, as supplemented by a Supplemental Terms Agreement dated April 11, 2025 and as modified by a Waiver Agreement dated April 11, 2025 (as supplemented and modified, the “Series 2 Securities Purchase Agreement”) with Streeterville, pursuant to which we may issue and sell, subject to the terms and conditions of the Series 2 Securities Purchase Agreement, up to $40,000,000 (the “Commitment Amount”) of Series 2 Shares to Streeterville at a price of $1,000 per share (the “Series 2 Equity Financing” and, together with the Series 1 Equity Financing, the “Equity Financings”). The Series 2 Shares are convertible into Class A Shares on the terms and subject to the limitations and conditions set forth in the Certificate of Designations of Preferences and Rights of Series 2 Convertible Preferred Stock (the “Series 2 Certificate of Designations”), filed with the Secretary of State of the State of Delaware on March 24, 2025. On March 25, 2025, at the initial closing of the Series 2 Equity Financing, we issued and sold 4,500 Series 2 Shares to Streeterville for an aggregate purchase price of $4,500,000. On April 11, 2025, we issued and sold 3,000 Series 2 Shares to Streeterville for an aggregate purchase price of $3,000,000.

Pursuant to the Series 2 Certificate of Designations, the Series 2 Shares have the following rights and privileges:

•	Each Series 2 Share accrues a rate of return on the “Stated Value” of $1,111 per share at a rate of 9.5% per annum (the “Preferred Return”), provided that, following an event of default (as determined pursuant to the Series 2 Certificate of Designations), the Preferred Return increases to 15% per annum until such event of default is cured. In addition, upon an event of default, the Stated Value will automatically increase by 10%.

•	The Preferred Return is payable on a quarterly basis and subject to quarterly compounding. The Company has the option to pay the Preferred Return either in cash or via the issuance of an additional number of whole Series 2 Shares (with any fractional shares payable in cash) equal to (i) the accrued and unpaid Preferred Return, divided by (ii) the Stated Value.

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•	The Series 2 Shares have a liquidation preference, including upon any deemed liquidation event (as defined in the Series 2 Certificate of Designations), equal to the Stated Value plus any accrued and unpaid Preferred Return. Following their receipt of such liquidation preference, holders of Series 2 Shares are not entitled to participate in any distributions made to other holders of the Company’s capital stock.

•	At any time and from time to time, the holder of Series 2 Shares may convert such shares into a number of whole Class A Shares (rounded up to the nearest whole share) equal to the Conversion Amount (defined below), divided by the Conversion Price (defined below).

o	The “Conversion Amount” means the number of Series 2 Shares being converted, multiplied by the then-current Stated Value.

o	The “Conversion Price” means a fixed price of $10 per Class A Share; provided that (i) if the Company issues any Class A Shares (or any warrant, option, or other right to receive Class A Shares, other than Series 1 Shares) at a price per share lower than such fixed price, the Conversion Price will automatically be reduced to such lower price, and (ii) following an event of default (as determined pursuant to the Series 2 Certificate of Designations) or a Trigger Event (as defined below), the Conversion Price will be the lesser of the fixed price described in this sentence and 88% of the lowest daily volume-weighted average price (VWAP) during the eight business day period prior to the applicable measurement date, but not lower than a floor price equal to 20% of the Minimum Price calculated as of the most recent date on which Series 2 Shares were issued. A “Trigger Event” includes (i) the Company’s receipt of a letter of non-compliance from Nasdaq or similar correspondence, (ii) the average market capitalization of the Company’s Class A Shares during any three business day period after April 1, 2025 is less than $125,000,000, and (iii) in any quarter beginning with the first calendar quarter of 2025, the Company’s stockholder equity is less than $2,500,000 million, net loss is greater than $1,000,000, or net sales are less than $500,000.

•	Notwithstanding the foregoing, no Series 2 Shares may be converted into Class A Shares if such conversion would result in the holder of the Series 2 Shares being converted either (i) individually having beneficial ownership of more than 4.99% of the total number of outstanding Class A Shares, or (ii) together with its affiliates, having beneficial ownership of more than 9.99% of the total number of outstanding Class A Shares.

•	The Company may not issue any shares of capital stock that are of senior or pari passu rank to the Series 2 Shares without, in each case, the approval of the holders of at least a majority of the outstanding Series 1 Shares and Series 2 Shares, voting together as a single class.

•	At any time after November 14, 2025, the Company may redeem any outstanding Series 2 Shares at a redemption price equal to 115% of the liquidation amount of the shares being redeemed, provided that the holders of the Series 2 Shares to be redeemed will have the option to exercise their right to convert the Series 2 Shares into Class A Shares prior to the redemption.

•	The holders of Series 2 Shares are entitled to vote together with shares of the Company’s common stock on an as-converted basis; provided that in no event shall a holder of Series 2 Shares, together with certain of its affiliated parties, be entitled to vote, on an as-converted basis and in aggregate with respect to any shares of the Company’s common stock or other preferred stock owned by such holders, more than 4.99% of the Company’s outstanding voting shares as of the applicable record date.

•	The Company has made a number of covenants in the Series 2 Certificate of Designations that will remain binding on the Company until such time that no Series 2 Shares remain outstanding.

The foregoing summary of certain of the rights and privileges of the Series 2 Shares is qualified in its entirety by the Series 2 Certificate of Designations, a copy of which was filed as Exhibit 3.3 to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2025.

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Streeterville has additional rights and privileges pursuant to the terms of the Series 2 Securities Purchase Agreement. These include a reinvestment right that allows Streeterville to purchase up to $3,000,000 in Series 1 Shares or Series 2 Shares at any time prior to March 25, 2027 or, if later, the date Streeterville no longer owns any Series 1 Shares or Series 2 Shares. In addition, for a period of six months after Streeterville no longer owns any Series 1 Shares or Series 2 Shares (and is not otherwise owed any obligation by the Company), Streeterville has the right to participate, in its discretion, in up to 30% of the amount of any debt or equity sold by the Company. In addition, as long as Streeterville owns any Series 2 Shares, if the Company issues any preferred stock or debt security with any economic term or condition more favorable than applicable to the Series 2 Shares or with any economic term or condition in favor of the purchaser of such preferred stock or debt security that was not offered to Streeterville, Streeterville has the option to cause such economic term or condition to apply to the Series 2 Shares. This summary of certain of the rights and privileges set forth in the Series 2 Securities Purchase Agreement is qualified in its entirety by the Series 2 Securities Purchase Agreement, a copy of which was filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2025, as supplemented by the Supplemental Terms Agreement, a copy of which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 17, 2025, and as modified by the Waiver Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 17, 2025.

In addition, in connection with the Series 2 Securities Purchase Agreement, we entered into a Registration Rights Agreement with Streeterville dated March 21, 2025, which requires us to register the Class A Shares issued to Streeterville upon its conversion of Series 2 Shares for resale by Streeterville. A copy of this Registration Rights Agreement was filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2025.

As of the Record Date, Streeterville has converted an aggregate of 1,000 Series 2 Shares into a total of 634,479 Class A Shares and continues to hold 6,670 Series 2 Shares (including Series 2 Shares issued as Preferred Return). Notwithstanding anything to the contrary in the Series 2 Securities Purchase Agreement or the Series 2 Certificate of Designations, the total cumulative number of Class A Shares issued to Streeterville upon conversion of Series 2 Shares may not exceed the requirements of the Nasdaq 20% Rule (the “Share Cap”) unless and until we have obtained stockholder approval for such issuances pursuant to the Nasdaq 20% Rule. Pursuant to the terms of the Series 2 Securities Purchase Agreement, we are required to seek stockholder approval of the Series 2 Equity Financing and the issuance of Class A Shares upon conversion of the Series 2 Shares issued pursuant to the Series 2 Securities Purchase Agreement, including Class A Shares that may be issued above the Share Cap. We are required to seek such stockholder approval by September 19, 2025. If stockholder approval is not obtained at the 2025 Annual Meeting, we are required to continue to seek such approval every three months until such approval is obtained.

In addition, the Series 1 Securities Purchase Agreement originally contemplated our sale of 6,000 Series 1 Shares to Streeterville for an aggregate purchase price of $6,000,000. Subsequently, Amendment No. 1 to Securities Purchase Agreement, dated January 16, 2025, increased the amount of Series 1 Shares sold in the Series 1 Equity Financing to 6,300 Series 1 Shares for an aggregate purchase price of $6,300,000. Amendment No. 2 to Securities Purchase Agreement, dated January 29, 2025, requires the Company to seek stockholder approval of this incremental increase in the Series 1 Equity Financing at our 2025 Annual Meeting. We are seeking such stockholder approval as part of this Proposal 3.

Without the Share Cap, the Equity Financings could result in the issuance of 20% or more of our common stock to a private investor (Streeterville) for less than the Minimum Price. It could also result in a change of control for purposes of Nasdaq Marketplace Rule 5635(b). Therefore, to comply with Nasdaq Marketplace Rule 5635, we are seeking stockholder approval of the Equity Financings, the potential issuance of additional Series 2 Shares to Streeterville, and the issuance of Class A Shares upon conversion of the preferred stock issued in the Equity Financings, including Class A Shares that may be issued above the Share Cap.

Use of Proceeds

The gross proceeds to the Company from the Series 1 Equity Financing were $6,250,000 and were received at the closing of the Series 1 Equity Financing on January 29, 2025. We used these proceeds to sustain our business operations and meet our liquidity needs.

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As of the date of this proxy statement, we have received gross proceeds from the Series 2 Equity Financing of $7,475,000, which proceeds were used to sustain our business operations and meet our liquidity needs. Subject to the terms and conditions of the Series 2 Securities Purchase Agreement, we may issue additional Series 2 Shares to Streeterville that could result in additional gross proceeds to us of up to $32,500,000, plus up to an additional $3,000,000 if Streeterville fully exercises its reinvestment rights described above. Any additional proceeds we may receive from the Series 2 Equity Financing would be used in any manner deemed necessary or advisable by our Board of Directors, which could involve continuing to sustain our business operations and meet our liquidity needs, pursuing growth initiatives, making capital expenditures, and/or acquiring other businesses as opportunities arise. As of the date of this proxy statement, our Board of Directors has not authorized the Company’s sale of any additional Series 2 Shares, and we have no definitive plans to do so. However, our Board of Directors believes our continued ability to raise equity capital through the sale of additional Series 2 Shares to Streeterville pursuant to the Series 2 Securities Purchase Agreement is important to give the Company sufficient flexibility to meet future capital and liquidity needs.

Potential Consequences if Proposal 3 is Approved

Subject to the terms and conditions of the Series 2 Securities Purchase Agreement, we may sell additional Series 2 Shares to Streeterville, up to the Commitment Amount, over a two year period expiring March 25, 2027. However, there are many conditions to our ability to sell additional Series 2 Shares to Streeterville pursuant to the Series 2 Securities Purchase Agreement, including those set forth on Annex 1 to such Series 2 Securities Purchase Agreement. One of those conditions is that our stockholders have approved this Proposal 3, either at the 2025 Annual Meeting or at a future meeting. We are required to continue to seek such stockholder approval every three months if Proposal 3 is not obtained at the 2025 Annual Meeting.

As a result, if this Proposal 3 is approved, and if the other conditions set forth in the Series 2 Securities Purchase Agreement are met, we may sell additional Series 2 Shares to Streeterville in the future that will be convertible into Class A Shares.

A Trigger Event has occurred pursuant to the Series 2 Certificate of Designations because the average market capitalization of our Class A Shares has failed to meet the minimum set forth in the Series 2 Certificate of Designations of $125,000,000 and we incurred a net loss in the first quarter of 2025 of more than $1,000,000 (see definition of “Trigger Event” above). As a result, Class A Shares issuable to Streeterville upon conversion of the Series 2 Shares it holds will be issued at a Conversion Price equal to 88% of the lowest daily VWAP during the eight business day period prior to the applicable measurement date, but not lower than a floor price equal to 20% of the Minimum Price calculated as of the most recent date on which Series 2 Shares were issued. Because of the Share Cap, the total cumulative number of Class A Shares that can be issued to Streeterville upon conversion of its Series 2 Shares is limited. However, if stockholders approve this Proposal 3, the Share Cap will no longer apply, and we may issue a significant number of Class A Shares to Streeterville at the discounted Conversion Price. This could be highly dilutive to existing holders of Class A Shares and Class B Shares, including with respect to earnings per share. In addition, it is likely that Streeterville’s sale of the Class A Shares it receives upon conversion of Series 2 Shares will negatively impact our stock price.

The actual impact on stockholders will depend on many factors, including the number and timing of any additional Series 2 Shares we may sell pursuant to the Series 2 Equity Financing (assuming the conditions of the Series 2 Securities Purchase Agreement are met). Because the Conversion Price at which any such Series 2 Shares are converted into Class A Shares will depend on our stock price at the time of such conversion, there is no maximum number of Class A Shares that would be issuable to Streeterville pursuant to the Series 2 Equity Financing.

Although the Series 2 Equity Financing could be highly dilutive to our stockholders if this Proposal 3 is approved, the Board of Directors believes the Series 2 Equity Financing provides the Company with a necessary source of liquidity to meet the Company’s cash flow needs and continue its business operations, assuming the conditions to the Company’s ability to issue additional Series 2 Shares pursuant to the Series 2 Securities Purchase Agreement can be met.

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Potential Consequences if Proposal 3 is Not Approved

If our stockholders do not approve Proposal 3, we will likely not be able to sell additional Series 2 Shares to Streeterville pursuant to the Series 2 Securities Purchase Agreement because our having obtained such stockholder approval is a condition to our ability to sell additional Series 2 Shares. Although Streeterville waived this condition (and all other conditions) for the additional Series 2 Shares it purchased at the second closing on April 11, 2025, there is no assurance it will agree to waive this condition again and it is likely they will not agree to waive the condition if our stockholders fail to approve this Proposal 3.

As a result, we would likely not have the ability to raise additional capital through the sale of Series 2 Shares pursuant to the Series 2 Securities Purchase Agreement if this Proposal 3 is not approved. Our ability to raise capital through other sources will also be limited by the covenants and commitments we have made to Streeterville, as described above. We may be unable to raise sufficient capital in a timely or cost-effective manner, which could restrict our ability to support our continued operations, satisfy strategic obligations, or pursue growth opportunities. We could be forced to rely on alternative, potentially less attractive, funding structures or reduce the scale and timing of our growth initiatives. Our inability to raise sufficient capital to support our continued operations could also threaten our ability to continue as a growing concern.

Vote Required for Approval

The affirmative vote of a majority of the votes cast at the Annual Meeting, by person or by proxy, is required for approval. Broker non-votes and abstentions will not be treated as votes cast on the proposal. Streeterville will not be allowed to vote any shares of the Company’s stock it owns on Proposal 3.

Recommendation of the Board

The Board recommends a vote “FOR” the approval, under Nasdaq Listing Rule 5635, of the Equity Financings, the potential issuance of additional Series 2 Shares to Streeterville, and the issuance of Class A Shares upon conversion of the shares of preferred stock issued or to be issued in such Equity Financings, including Class A Shares that may be issued above the Share Cap.

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PROPOSAL 4:

PROPOSAL TO APPROVE THE CLOUDASTRUCTURE, INC. AMENDED AND RESTATED 2024 EQUITY INCENTIVE PLAN

On June 27, 2025, our Board of Directors adopted, subject to stockholder approval, the Cloudastructure, Inc. Amended and Restated 2024 Equity Incentive Plan (the “Plan”). The Plan provides for the grant of a variety of equity-based awards, described in more detail below, such as stock options, including incentive stock options as defined in Section 422 of the Internal Revenue Code, as amended (the “Code”), restricted stock, performance shares, and other stock-based awards.

Description of Plan

The following paragraphs summarize the material features of the Plan. The full text of the Plan is included as Appendix A to this proxy statement. The Plan is an amendment and restatement of the Company’s existing equity incentive plan, the 2024 Stock Option Plan (the “Existing Plan”). Awards made under the Existing Plan will continue to remain subject to the terms of the Existing Plan.

Administration

The Plan is administered by the Board or the compensation committee of the Board (the “Administrator”), which is required to consist of no fewer than two non-employee directors, as defined in Rule 16b-3(b)(3) of the Securities Exchange Act of 1934. The Administrator determines who may participate in the Plan; the types of awards (or combinations of awards) to be granted; the number of shares of common stock to be covered by each award; the terms and conditions of any award, such as conditions of forfeiture, transfer restrictions; and vesting requirements.

Eligibility

The Plan authorizes awards to employees and non-employee directors of the Company and any of its affiliates as well as to any consultant or adviser who provides bona fide services to the Company or any of its affiliates as an independent contractor and who qualifies as a consultant or advisor for purposes of SEC Form S-8.

Shares Available for Issuance

Subject to stockholder approval of the Plan, the maximum number of shares that may be issued under the Plan is 19,500,000 shares of common stock, which may be either Class A Shares (1 vote per share) or Class B Shares (20 votes per share). This includes the 17,500,000 shares authorized for issuance under the Existing Plan, which was previously approved by stockholders, plus an additional 2,000,000 shares. Shares available for issuance under the Plan may be authorized but unissued shares or shares repurchased by the Company.

Any shares subject to an award that terminates without the issuance of the shares, including awards that are settled in cash in lieu of shares and including awards made under the Existing Plan, will be available again for issuance under the Plan. The number of shares available for issuance under the Plan will not, however, be increased by the number of shares that are (1) tendered by the participant or withheld by the Company in payment of the purchase price of an option, (2) tendered by the participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award, (3) purchased by the Company with proceeds received from the exercise of an option, (4) subject to a stock appreciation right that is not issued in connection with the stock settlement of that right upon its exercise, (5) subject to the cancellation of a stock appreciation right granted in tandem with an option upon the exercise of the option, and (6) subject to the cancellation of an option granted in tandem with a stock appreciation right upon the exercise of that right.

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Effect on Existing Plan

The Plan is an amendment and restatement of the Existing Plan, which is the only equity compensation plan of the Company that has been approved by stockholders that allows for the issuance of shares of the Company’s capital stock. The Existing Plan only allows for the grant of stock options. As of the Record Date, there are 1,104,277 shares authorized for issuance pursuant to the Existing Plan that are not subject to outstanding awards. To the extent described in the preceding paragraph, certain shares subject to outstanding awards granted under the Existing Plan may become available for issuance as shares under the Plan.

Key Plan Features

The following is a summary of certain key features of the Plan:

•	The Plan requires a minimum vesting period of at least one year for all awards granted under the Plan; however, the Administrator has the authority to accelerate the vesting of all or any portion of any award. In addition, notwithstanding the minimum vesting period:

o	up to 5% of the shares authorized for issuance under the Plan may be utilized awards with a vesting period that is less than one year;

o	annual awards to non-employee directors that occur in connection with the Company’s annual meeting of stockholders may vest on the date of the Company’s next annual meeting of stockholders, provided that the vesting period is at least 50 weeks from the grant date of the award;

o	the Administrator may grant awards that vest (or permit previously granted awards to vest) within the one year period following the grant date (a) if such awards are granted as substitute awards in replacement of other awards (or awards previously granted by an entity being acquired) that were scheduled to vest within the minimum one year vesting period or (b) if such awards are being granted in connection with an elective deferral of cash compensation that, absent a deferral election, otherwise would have been paid to the grantee within the minimum one year vesting period.

•	Except as otherwise approved by the Board, the value of all awards made under the Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $500,000; provided, however, that in the first calendar year in which an individual becomes a non-employee director, the aggregate value of all awards awarded under the Plan and all other cash compensation paid by the Company to such individual for services as a non-employee director shall not exceed $1,000,000.

•	Awards under the Plan are subject to the Company’s clawback policy, as in effect from time to time.

•	As of the Record Date, there were approximately 27 employees and approximately 13 consultants to or advisers of the Company eligible to receive new awards under the Plan.

Purpose

The purpose of the Plan is to promote the long-term success of our Company and the creation of stockholder value by (a) encouraging officers, employees, non-employee directors, and consultants to focus on critical long-range corporate objectives, (b) encouraging the attraction and retention of service providers with exceptional qualifications and (c) linking service providers directly to stockholder interests through increased stock ownership.

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Termination of Employment or Service with the Company

Each award agreement will specify the terms relating to the exercise, vesting, settlement, cancellation, or forfeiture, including the terms relating to the satisfaction of performance goals and the termination of the vesting period or performance period, of an award based on the reasons for termination of employment or service with the Company.

Types of Awards

The following types of awards may be granted under the Plan:

•	An “Option” is a contractual right to purchase shares at a price determined at the date the Option is granted. Options include Incentive Stock Options, as defined in the Code, as well as Nonqualified Stock Options. The exercise price included in both Incentive Stock Options and Nonqualified Stock Options must equal at least 100% of the fair market value of the stock at the date of grant. Notwithstanding the foregoing, Options may be granted with an exercise price per share that is less than 100% of the fair market value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant, or (iii) the Option is otherwise compliant with Section 409A of the Code. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than 10 years after its grant date.

o	In the case of an Incentive Stock Option that is granted to any employee who owns or is deemed to own (for purposes of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any of its affiliates, (i) the exercise price of such Incentive Stock Option shall be not less than 110% of the fair market value on the grant date, and (ii) the term of such Option shall be no more than 5 years after the grant date.

•	A “Stock Appreciation Right” or “SAR” is an award of the right to receive stock or cash of an equivalent value in an amount equal to the difference between the price specified in the SAR and the prevailing market price of our Class A Shares at the time of exercise.

•	“Restricted Stock” is an award of shares granted to a recipient for no or nominal consideration. Title to the shares passes to the recipient at the time of the grant; however, the ability to sell or otherwise dispose of the shares is subject to restrictions and conditions determined by the Administrator. The recipient of a Restricted Stock award will have all the rights of a stockholder, including the right to vote and receive dividends; provided that any dividends paid by the Company with respect to any unvested Restricted Stock shall accrue and shall not be paid to the grantee unless and until such Restricted Stock has vested. In general, shares of restricted stock are subject to forfeiture if the recipient does not meet certain conditions, such as continued employment over a specified vesting period and/or the attainment of specified Company performance objectives.

•	A “Restricted Stock Unit” or “RSU” is an award of stock units that may be settled in shares (or cash, to the extent explicitly provided for in the award agreement) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. A grantee of an RSU shall have the rights as a stockholder only as to shares acquired by the grantee upon settlement of the RSUs; provided, however, that the grantee may be credited with dividend equivalent rights with respect to the stock units underlying the RSUs, subject to the provisions of Plan and such terms and conditions as the Administrator may determine.

•	An “Unrestricted Stock Award” is an award pursuant to which the grantee may receive shares free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

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•	A “Cash-Based Award” is an award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula, or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

•	A “Dividend Equivalent Right” is an award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted as a component of an award of RSUs or as a freestanding award. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares, which may thereafter accrue additional equivalents. Any such reinvestment shall be at fair market value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an award of RSUs shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. For the avoidance of doubt, in no event shall any Dividend Equivalent Rights be paid unless or until such award has vested. In no event shall any Dividend Equivalent Rights be granted as a component of any Option or SAR.

Termination or Amendment of the Plan

With certain exceptions set forth in the Plan, our Board may at any time amend, discontinue, or terminate the Plan or any part of the Plan or any outstanding award; however, the rights of a participant may not be materially and adversely impaired without the consent of such participant. In addition, any amendment to the Plan that would increase the aggregate number of shares of common stock that may be issued under the Plan is subject to stockholder approval.

Participation and Assignability

Neither the Plan, nor any award agreement granted under the Plan, entitles any participant to any right to continued employment by our Company or any subsidiary.

Generally, no award or other benefit payable under the Plan may, except as otherwise specifically provided by law, be subject in any manner to assignment, transfer, or encumbrance. However, the Administrator, in its discretion, may allow the grantee of a non-qualified Option who is an employee or director of the Company to transfer such Option to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and the applicable award.

Federal Tax Consequences

The U.S. federal income tax consequences to the Company and to Plan participants are complex and subject to change. The following summarizes the general consequences of the grant and acquisition of awards under the Plan for federal income tax purposes, based on management’s understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, state and local income tax consequences are not discussed and may vary from locality to locality. Participants under the Plan should consult their own tax advisors since a participant’s situation may be such that some variation of the rules described below will apply.

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•	Options. Plan participants will not recognize taxable income at the time an Option is granted under the Plan unless the Option has a readily ascertainable market value at the time of grant. Management understands that Options to be granted under the Plan will not have a readily ascertainable market value; therefore, income will not be recognized by participants before the time of exercise of an Option. For Nonqualified Stock Options, the difference between the fair market value of the shares at the time an Option is exercised and the Option price generally will be treated as ordinary income to the optionee, in which case the Company will be entitled to a deduction equal to the amount of the optionee’s ordinary income. With respect to Incentive Stock Options, participants will not realize income for federal income tax purposes as a result of the exercise of such Options. In addition, if common stock acquired as a result of the exercise of an Incentive Stock Option is disposed of more than two years after the date the Option is granted and more than one year after the date the Option was exercised, the entire gain, if any, realized upon disposition of such common stock will be treated for federal income tax purposes as capital gain. Under these circumstances, no deduction will be allowable to our Company in connection with either the grant or exercise of an Incentive Stock Option. Exceptions to the general rules apply in the case of a “disqualifying disposition.”

If a participant disposes of shares of common stock acquired pursuant to the exercise of an Incentive Stock Option before the expiration of one year after the date of exercise or two years after the date of grant, the sale of such stock will be treated as a “disqualifying disposition.” As a result, such a participant would recognize ordinary income and our Company would be entitled to a deduction in the year in which such disposition occurred. The amount of the deduction and the ordinary income recognized upon a disqualifying disposition would generally be equal to the lesser of: (a) the sale price of the shares sold minus the Option price, and (b) the fair market value of the shares at the time of exercise minus the Option price. If the disposition is to a related party (such as a spouse, brother, sister, lineal descendant, or certain trusts or business entities in which the seller holds a direct or indirect interest), the ordinary income recognized generally is equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any additional gain recognized upon disposition, in excess of the ordinary income, will be taxable as capital gain. In addition, the exercise of Incentive Stock Options may result in an alternative minimum tax liability.

•	Stock Appreciation Rights. Upon the grant of a SAR, the participant will realize no taxable income and the Company will receive no deduction. A participant will realize income at the time of exercise if the award becomes vested and is no longer subject to forfeiture and the participant is entitled to receive the value of the award. The Company will receive a deduction of an equal amount in the same year the participant recognizes income. If a SAR is settled in shares, upon the participant’s subsequent disposition of those shares, the participant would recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from his or her tax basis (i.e. the fair market value of shares of common stock on the exercise date).

•	Restricted Stock. Recipients of shares of Restricted Stock that are not “transferable” and are subject to “substantial risks of forfeiture” at the time of grant will not be subject to federal income taxes until the lapse or release of the restrictions or sale of the shares, unless the recipient files a specified election under the Code to be taxed at the time of grant. The recipient’s income and the Company’s deduction will be equal to the excess of the then fair market value (or sale price) of the shares less any purchase price. Any subsequent transfer of the shares of Restricted Stock after the time the restrictions lapse or are released will result in a capital gain or loss (long-term or short-term, depending upon the holding period) to the extent the amount realized from the sale differs from the tax basis (as described above). Dividends paid in cash and received by a participant prior to the time the restrictions lapse or are released will constitute ordinary income to the participant in the year paid, and the Company will generally be entitled to a corresponding deduction for those dividends. Any dividends paid in stock may be treated as an award of additional restricted shares, subject to the tax treatment described above.

•	Restricted Stock Units. Recipients of RSUs will not recognize taxable income at the time of grant. A recipient is taxed upon receipt of payment for an award of RSUs, which payment may be in shares or cash. Upon receipt of payment for an award of RSUs, the fair market value of the shares or the amount of cash received will be taxed to the recipient at ordinary income rates. However, if any shares used as payment for RSUs are not “transferable” and are subject to “substantial risk of forfeiture,” the taxable event is deferred until either the restrictions on transferability or the risks of forfeiture lapse. The basis of any shares used as payment for RSUs will be equal to the fair market value of the shares on the date the recipient recognizes ordinary income as described above. The Company will receive a deduction of an equal amount in the same year the participant recognized income.

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•	Unrestricted Stock Awards. Recipients of Unrestricted Stock Awards will generally be taxed on the value of the Unrestricted Stock Award on the grant date, as if the recipient had received cash compensation from the Company. The Company will generally receive a deduction of an equal amount in the same year the participant recognized income.

•	Cash-Based Awards. Recipients of Cash-Based Awards will generally be taxed on the value of the Cash-Based Award on the grant date, and the Company will generally receive a deduction of an equal amount in the same year the participant recognized income.

•	Dividend Equivalent Rights. The grant of Dividend Equivalent Right generally should not result in the recognition of taxable income by the recipient or a tax deduction by the Company. The payment or settlement of a Dividend Equivalent Right should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid (before applicable tax withholding) or the then-current fair market value of the shares received, and a corresponding tax deduction by the Company. If the shares covered by the award are not transferable and subject to a substantial risk of forfeiture, the tax consequences to the participant and the Company will be similar to the tax consequences of Restricted Stock awards, described above.

Additional Medicare Tax

A 3.8% Medicare tax applies to certain investment income earned by individuals, estates, and trusts if their income exceeds certain thresholds. Capital gain and other investment income may be subject to this tax.

Adjustment for Certain Corporate Transactions

•	General Anti-Dilution Adjustments. The Plan provides for the adjustment of the terms of outstanding awards in order to preserve the proportionate interest of the holders in those awards if the number of outstanding shares of the Company’s common stock has increased or decreased or other changes in the Company’s stock occur due to the result of any reorganization, recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distributions payable in capital stock, or other similar adjustments in the Company’s common stock. If the Company is the surviving entity in any reorganization, merger, or similar transaction with one or more entities which does not result in a change of control of the Company, any options, stock appreciation rights, restricted stock, restricted stock units or performance shares will pertain to and apply to the securities to which a holder of the number of shares of common stock subject to those awards would have been entitled immediately after the transaction, with any corresponding proportionate adjustment to the per share option price or SAR price. The Plan also provides for the adjustment of the share limits in the Plan under these circumstances.

•	Adjustments for Sale Events. Upon a sale of the Company (as determined pursuant to the Plan) in which the outstanding awards are not assumed or continued, except to the extent provided otherwise in an award agreement, awards with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the change in control will be deemed to be immediately vested and exercisable and all restrictions will immediately cease. Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with the sale in the Administrator’s discretion or to the extent specified in the relevant award agreement. The Company also has the option, in its sole discretion, to make or provide for a payment, in cash or in kind, to the grantees holding certain awards in an amount equal to the sale price per share in such sale transaction multiplied by the number of vested shares under such awards.

Vote Required for Approval

The affirmative vote of the holders of a majority of the total votes cast on Proposal 4, voting as a single class, is required to approve the proposed Plan. Broker non-votes and abstentions will not be counted as votes cast on the proposal. Unless otherwise directed by marking the accompanying proxy, the proxy holders named in the proxy will vote for the approval of the proposed Plan.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the Cloudastructure, Inc. Amended and Restated 2024 Equity Incentive Plan.

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EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth information about our executive officers as of the date of this proxy statement:

Name	Age	Position
James McCormick	66	Chairman of the Board and Chief Executive Officer
Greg Smitherman	61	Chief Financial Officer
Gregory Rayzman	62	Chief Technology Officer
Lauren O’Brien	60	Chief Revenue Officer

James McCormick’s biography is set forth above under the heading “Board of Directors.”

Greg Smitherman Greg Smitherman has served as our Chief Financial officer since October 2021. Mr. Smitherman is a hands-on financial executive with over 20 years of M&A and venture capital experience and 10 years of operating experience. Prior to joining the Company, Mr. Smitherman served as Chief Financial Officer of Accelergy Corporation, a producer of specialty chemicals for industrial, food, pharmaceutical, and oil and gas markets, from February 2013 to October 2021. In this position, he managed the company’s financials, and was actively involved in developing and executing on the company’s fundraising strategy and joint venture negotiations, where he oversaw closing on over $20 million in funding. Mr. Smitherman brings extensive tactical, strategic and business planning experience in building and growing companies in multiple industries. He is experienced in successfully managing large and small teams in time-sensitive environments, and has had active roles in M&A transactions, fundraising efforts, and in navigating four companies undergoing IPOs. Mr. Smitherman received his BS in Aerospace Engineering from the University of Michigan, and his MBA from the University of Chicago.

Gregory Rayzman Gregory Rayzman has served as our Chief Technology Officer since 2015 and originally joined the Company in 2004. From April 2015 to present, Mr. Rayzman has also served as Chief Technology Officer and Chief Data Architect of SteppeChange, leading various telecom, finance and security projects. Mr. Rayzman is a seasoned technologist and well recognized name in Silicon Valley. His expertise in Big Data and database architecture is sought by several emerging and well-established companies like Apple, where he provided pivotal leadership in designing and developing massively scalable and database backed infrastructures from 2013 to 2015. From May 2010 to March 2015, Mr. Rayzman worked at TheFind, developing a shopping search engine with relevancy and popularity algorithm. TheFind was acquired by Facebook in 2015. Prior to that, Mr. Rayzman served as Chief Data Architect of a forward-looking company NebuAd from 2006 to 2009, where he developed behavior targeting advertising systems based on the aggregate data. He was previously a founding engineer and Chief architect for ITM Software, acquired by BMC. Mr. Rayzman also served as CTO for Claridyne Inc., an IT infrastructure and integration company. Mr. Rayzman was founding engineer and Director of Software Engineering for Annuncio Inc., acquired by PeopleSoft (now Oracle). Mr. Rayzman holds both Bachelor and Master’s degrees in Computer Science from Moscow University and completed his postdoctoral education in Applied Mathematics at the Academy of Science before moving to the United States.

Lauren O’Brien, Chief Revenue Officer joined the Company in April 2021 and has served as our Chief Revenue Officer since May 2022. Lauren has over 20 years of executive experience in a variety of sales, sales management, marketing, operations and general management roles. Prior to joining the Company, Lauren most recently served as Chief Operating Officer of VentureBeat, a leading enterprise AI publication. Lauren joined VentureBeat in March 2017, initially serving as VP of Operations, and then as Chief Operating Officer, where she led the company to profitability for the first time in its history while driving sales to double digit growth year over year. Lauren still serves as a Board Advisor to VentureBeat. From 2002 to 2017, she served as Chief Executive Officer of Shift Communications and Consulting, a leading consulting firm providing strategic consulting services to businesses to accelerate growth and improve operations. There, she was directly responsible for driving sales, and delivering strategic consulting services to C-level clients, and often was hired in executive roles for early-stage companies. Ms. O’Brien has extensive experience in sales, marketing and go-to-market strategy building for Cloud-based startups. Ms. O’Brien also led the product strategy team for a $100 million CRM company where she was instrumental in securing enterprise sales with the company’s first cloud-based CRM product. Ms. O’Brien has an MBA in Marketing and Finance from University of California, Berkeley and a Bachelor’s Degree from the University of Vermont.

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Executive Compensation

Our named executive officers, consisting of our principal executive officer, former principal executive officer, and our next two most highly compensated executive officers who were serving as an executive officer as of December 31, 2024, for the fiscal year ended December 31, 2024, were:

•	James McCormick, Chief Executive Officer and Director;
•	Sheldon Richard Bentley, former Chief Executive Officer and former Director;
•	Greg Smitherman, Chief Financial Officer; and
•	Gregory Rayzman, Chief Technology Officer.

Summary Compensation Table

The following table represents information regarding the total compensation awarded to, earned by or paid to our named executive officers during the fiscal years ended December 31, 2024 and 2023:

Name and Position	Year	Salary (2) ($)	Bonus (3) ($)	Option Awards (4) ($)	Total ($)
James McCormick (1)	2024	43,333	40,000	2,434,432	2,517,765
Chief Executive Officer and	2023	–	–	–	–
Chairman of the Board of Directors

Sheldon Richard Bentley (5)	2024	185,966	95,000	2,200,000	2,480,966
Former Chief Executive Officer and	2023	322,500	–	–	322,500
former Director

Greg Smitherman	2024	161,667	60,000	506,001	727,688
Chief Financial Officer	2023	262,500	–	–	262,500

Gregory Rayzman	2024	158,333	–	616,000	774,333
Chief Technology Officer	2023	235,000	–	–	235,000

(1)	On June 1, 2024, Mr. McCormick agreed to serve as our President on a part-time basis in addition to continuing to serve as a member of our board of directors. On June 24, 2024, we entered into an employment agreement with Mr. McCormick to serve as our Chief Executive Officer, effective June 29, 2024. During the fiscal year ended December 31, 2023, and through May 31, 2024, Mr. McCormick served as a nonexecutive member of our board of directors, for which he earned the compensation reflected in the “Director Compensation” table set forth below.
(2)	On September 1, 2024, each of our named executive officers entered into a Voluntary Reduction in Wages Agreement (the “Wage Reduction Agreement”), designed to allow us to conserve cash during the pendency of our direct listing. Pursuant to the terms of the Wage Reduction Agreement salaries were reduced to $2,916.67 per month, or $35,000 per annum, until such time as we raised $2,000,000 in new equity financing (the “Deferral Period”), at which point salaries would be restored to prior levels. In addition, the Wage Reduction Agreement provided that if we raised $4,000,000 in new equity financing, the named executed officer would receive a stay bonus equal to the difference between the monthly salary they would have received prior to entering into the Wage Reduction Agreement and the reduced monthly salary that they did receive during the Deferral Period, multiplied by 1.5. On November 25, 2024, we entered into a Securities Purchase Agreement, as amended by Amendment No. 1 to Securities Purchase Agreement, dated January 16, 2025, and Amendment No. 2 to Securities Purchase Agreement, dated January 29, 2025 (the “Series 1 Equity Financing”), with Streeterville Capital, LLC, a Utah limited liability company (“Streeterville”), pursuant to which we agreed to issue and sell to Streeterville $6,300,000 of a newly designated series of Series 1 Convertible Preferred Stock, par value $0.0001 per share and 720,000 pre-delivery shares (the “Pre-Delivery Shares”). The Series 1 Equity Financing closed on January 29, 2025.

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(3)	Our compensation committee awarded our named executive officers 2024 bonuses in March of 2025, to be paid in equal biweekly installments through December 31, 2025.
(4)	Amounts in this column reflect the aggregate grant date fair value of the option awards granted to our named executive officers, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation. The assumptions used in calculating the grant date fair value of the option awards reported in this column are set forth in Note 4 to our audited financial statements included in Part II of our Annual Report on Form 10-K for the year ended December 31, 2024. These amounts do not reflect the actual economic value that may be realized by the named executive officer upon the vesting of the option, the exercise of the option, or the sale of the common stock underlying the option.
(5)	Mr. Bentley resigned as our Chief Executive Officer and a member of our board of directors effective June 29, 2024.

Annual Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities.

Annual Bonus

We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations and individual performance for each fiscal year. Our named executive officers are eligible to receive annual bonuses of up to a percentage of the applicable executive’s gross base salary based on performance metrics, as determined by our compensation committee.

The actual performance-based annual bonus paid, if any, has historically been calculated by multiplying the executive’s annual base salary, target bonus percentage, the percentage attainment of the corporate goals established by the compensation committee for such year, and the percentage attainment of individual goals. However, the compensation committee is not required to calculate bonuses in this manner and retains discretion in the amounts it awards and the factors it takes into consideration in determining bonus amounts. After the end of the year, the compensation committee reviews our performance against our goals and approves the extent to which our executives achieved each of our corporate and individual goals, as applicable, and, for each named executive officer, the amount of the bonus awarded.

Equity Compensation

We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives with the interests of our stockholders. We believe that equity awards are an important retention tool for our executive officers, as well as for our other employees.

We award equity awards broadly to our employees. Grants to our executives and other employees are made at the discretion of our board of directors and compensation committee.

Prior to December 31, 2024, we only granted stock option awards to acquire our Class B common stock because we believed they were an effective means by which to align the long-term interests of our executive officers with those of our stockholders. The use of stock options can also provide tax and other advantages to our executive officers relative to other forms of equity compensation. Going forward, however, we may introduce a mix of restricted stock units and other forms of equity compensation.

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Other Benefits; Perquisites

All of our named executive officers are eligible to participate in our broad-based employee benefit plans, generally available to our full-time employees, including our medical, dental, vision, benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance and life insurance.

We maintain a 401(k) plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain limits set forth in the Internal Revenue Code of 1986, as amended (the “Code”), which are updated annually. Currently, we do not make matching contributions or discretionary contributions to the 401(k) plan. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

We also provide all employees, including our named executive officers, with a $125 monthly cell phone stipend.

Employment Agreements with our Named Executive Officers

James McCormick. On June 24, 2024, we entered into an employment agreement with Mr. McCormick, effective June 29, 2024, pursuant to which Mr. McCormick serves as our Chief Executive Officer. The employment agreement is “at-will” and terminable by either party for any reason and with or without notice. Mr. McCormick was initially entitled to a base salary of $160,000, which increased to $295,000 after we closed the Series 1 Equity Financing. Mr. McCormick is eligible to participate in any annual performance bonus plans that we establish for similarly situated executives and eligible to participate in Company-sponsored benefits. In addition, all reasonable business expenses incurred in the ordinary course of business are reimbursable to Mr. McCormick in accordance with our standard policies and procedures.

Gregory Rayzman. On April 19, 2021, we entered into an employment agreement with Mr. Rayzman, pursuant to which Mr. Rayzman serves as our Chief Technology Officer. The employment agreement is “at-will” and terminable by either party for any reason and with or without notice. Mr. Rayzman was initially entitled to a base salary of $250,000, which decreased to $230,000 in 2023. Mr. Rayzman is eligible to participate in Company-sponsored benefits. In addition, all reasonable business expenses incurred in the ordinary course of business are reimbursable to Mr. Rayzman in accordance with our standard policies and procedures.

Greg Smitherman. On October 7, 2021, we entered into an employment agreement with Mr. Smitherman, pursuant to which Mr. Rayzman serves as our Chief Financial Officer. The employment agreement is “at-will” and terminable by either party for any reason and with or without notice, however, Mr. Smitherman is eligible to receive severance equal to 3 months’ salary if terminated without cause. Mr. Smitherman was initially entitled to a base salary of $300,000, which decreased to $225,000 in 2023. Mr. Smitherman is eligible to receive a 25% annual performance bonus upon terms to be negotiated between Mr. Smitherman and the Company. Mr. Smitherman is also eligible to receive equity compensation of approximately 2.5% of the Company. Mr. Smitherman is eligible to participate in Company-sponsored benefits. In addition, all reasonable business expenses incurred in the ordinary course of business are reimbursable to Mr. Smitherman in accordance with our standard policies and procedures.

Equity Compensation Plans

The following summarizes the material terms of our stock option plan.

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Option Plans

On April 16, 2020, our board of directors adopted, and our stockholders approved, our Amended 2014 Stock Option Plan. On July 19, 2024, our board of directors amended and restated our Amended 2014 Stock Option Plan (the “2024 Stock Option Plan” and together with the Amended 2014 Stock Option Plan, the “Option Plans”) to extend its term and increase the number of shares of common stock available for issuance under the plan. In September 2024, our stockholders approved the 2024 Stock Option Plan by written consent. Through December 31, 2024, we have issued the equivalent of 5,917,418 options with a strike price of the equivalent of $0.024 per share, 4,517,302 options with a strike price of the equivalent of $1.86 per share, 183,076 options with a strike price of the equivalent of $2.16 per share, 58,334 options with a strike price of the equivalent of $2.22 per share, and the equivalent of 5,302,606 options with a strike price of the equivalent of $2.70 per share to employees and directors under the Option Plans. Generally, granted options are exercisable into shares of our Class B common stock, vest over four years, with an initial one-year cliff, and expire ten years from the vesting date.

As of December 31, 2024, there were the equivalent of 971,262 shares available for future issuance under the 2024 Stock Option Plan.

The foregoing description of the Amended 2014 Stock Option Plan and 2024 Stock Option Plan are qualified in their entirety by reference to the Amended 2014 Stock Option Plan and 2024 Stock Option Plan, copies of which are filed as Exhibits 10.1 and 10.2 to our Annual Report on Form 10-K for the year ended December 31, 2024.

Outstanding Equity Awards on December 31, 2024

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2024.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
James McCormick	78,299	1,790,969	$1.86-2.70	January 2023 and June 2034
Gregory Rayzman	4,382,299	2,057,120	$0.024-2.70	April 2029 - June 2034
Greg Smitherman	1,179,418	633,335	$0.024-2.70	April 2029 - June 2034
Richard Bentley	685,277	498,057	$1.86-2.70	January 2032 - June 2034

Director Compensation

Non-employee Director Compensation Table

The following table presents the total compensation for each person who served as a non-employee member of our board of directors during the fiscal year ended December 31, 2024. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our board of directors in 2024 for their services as members of our board of directors. Prior to assuming the role of Chief Executive Officer on July 1, 2024, James McCormick served as a non-employee member of our board of directors and received the total compensation set forth in the table below in such role. Richard Bentley, our founder, former Chief Executive Officer and a former director, received no additional compensation for his service as a director. See the section titled “Executive Compensation” for more information on the compensation paid to or earned by Mr. Bentley as an employee for the fiscal year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
James McCormick	7,000	–	–	7,000
Ruba Qashu	12,000	–	38,333	50,336
Jeff Kirby	6,000	–	–	6,000
Craig Johnson	6,000	–	6,000	12,000

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The following table presents the total compensation for each person who served as a non-employee member of our board of directors during the fiscal year ended December 31, 2023. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our board of directors in 2023 for their services as members of our board of directors. Richard Bentley, our founder, former Chief Executive Officer and a former director, received no additional compensation for his service as a director. See the section titled “Executive Compensation” for more information on the compensation paid to or earned by Mr. Bentley as an employee for the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
James McCormick	55,250	–	6,500	61,750
Ruba Qashu	7,500	–	–	7,500
Jeff Karras	37,500	–	1,500	39,000
Jeff Kirby	49,250	–	2,500	51,750

As of December 31, 2024, the non-employee members of our board of directors held the following aggregate number of unexercised options:

Name	Number of Securities Underlying Unexercised Options
James McCormick	125,000
Ruba Qashu	208,334
Jeff Kirby	9,375
Craig Johnson	118,500

Except as set forth above, no non-employee member of our board of directors held unexercised options or unvested shares of our Class A common stock or Class B Common Stock as of December 31, 2024.

As of December 31, 2023, the non-employee members of our board of directors held the following aggregate number of unexercised options:

Name	Number of Securities Underlying Unexercised Options
James McCormick	25,000
Ruba Qashu	41,667
Jeff Karras	8,334
Jeff Kirby	9,375

Except as set forth above, no non-employee member of our board of directors held unexercised options or unvested shares of our Class A common stock or Class B Common Stock as of December 31, 2024.

Non-Employee Director Compensation Policy

Our board of directors has adopted a non-employee director compensation policy. The policy is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, each director who is not an employee will be paid cash compensation from and after the completion of this offering as set forth below:

Position	Annual Retainer
Non-Employee Director	$12,000

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RELATED PARTY TRANSACTIONS

The following transactions occurred between related parties, therefore, there can be no guarantee that the terms, conditions, interest rates, or prices were transacted at an arm’s-length rate.

Aircraft Lease. On September 1, 2023, the Company and Cloud Transport Operations LLC (“Cloud Transport”) entered into a dry lease agreement (the “Dry Lease”) for a Cessna T210N Turbo Centurion plane. On March 25, 2025, the Company exercised its right to cancel the Dry Lease by providing 120 days notification of termination. The Dry Lease allowed the Company to lease the plane for $350 per hour plus insurance and maintenance costs. Rick Bentley (“Bentley”), the Company’s Founder and then Chief Executive Officer, has an indirect ownership interest in Cloud Transport. Additionally, effective September 1, 2023, the Company and Hydro Hash, Inc. (“HH”) entered into a side agreement related to the Dry Lease, pursuant to which HH agreed, in exchange for use of the plane, to cover 40% of the insurance and maintenance costs for the plane under the Dry Lease. Mr. Bentley is the Chairman and a significant stockholder of HH.

Issuance of Shares for Notes Receivable. On February 20, 2020, we issued 250,000 shares of Class A common stock to Mr. Bentley in exchange for a promissory note receivable in the principal amount of $6,000. The note receivable matures in February 2030 and bears interest at the rate of 1.86% per annum. As of December 31, 2024, this note has accrued interest totaling $543.38.

Data Center Lease. On January 1, 2024, we entered into a month-to-month lease agreement (the “Lease”) with HH to rent space for an additional data center. Under the terms of the Lease, we pay $1,800 per month for the rental of space, power and high-speed internet access. This is currently one-half the rate that we pay for equivalent services in our Santa Clara facility.

The Company has adopted a written policy requiring all transactions that are required to be reported as a related party transaction under SEC rules be disclosed, in advance of such transaction, to the Board of Directors of the Company and approved by the Board, excluding the vote of any director who has any direct or indirect interest in that transaction. All of the transactions described above were approved by the Board in this manner.

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STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

Stockholders wishing to submit proposals on matters appropriate for stockholder action to be presented at our 2026 Annual Meeting of Stockholders may do so in accordance with Rule 14a-8 of the Securities Exchange Act of 1934. For such proposals to be included in our proxy materials relating to our 2026 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us at our principal executive offices at 228 Hamilton Avenue, 3rd Floor, Palo Alto, California 94301, no later than March 24, 2026. However, if the date of the 2026 Annual Meeting of Stockholders is changed by more than 30 days from the date of the 2025 Annual Meeting, the deadline is a reasonable time before we begin to print and send our proxy materials for the 2026 Annual Meeting of Stockholders.

Under our Bylaws, no business may be brought before an annual stockholder meeting unless it is specified in the notice of the meeting given by the Company, or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to us (containing certain information specified in the Bylaws about the stockholder and the proposed action) not less than 90 nor more than 120 days prior to the date of the first anniversary of the preceding year’s Annual Meeting of Stockholders. If the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be provided not more than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of the annual meeting is first made by the Company.

As of July 22, 2025, no proposals from any stockholder to be presented at the 2025 Annual Meeting of Stockholders have been received by us.

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GENERAL

The cost of soliciting proxies for the Annual Meeting will be borne by us. In addition to solicitation by mail, our officers and employees may solicit proxies by telephone, email, fax, or in person. We have retained the services of Broadridge Financial Solutions, Inc. to deliver proxy materials to brokers, nominees, fiduciaries and other custodians for distribution to beneficial owners.

As of the date of this proxy statement, management knows of no other matters to be brought before the meeting. However, if further business is presented by others, the proxy holders will act in accordance with their best judgment.

By order of our Board of Directors,

/s/ Greg Smitherman

Greg Smitherman

Corporate Secretary

Dated: July 22, 2025

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APPENDIX A

CLOUDASTRUCTURE, INC.

AMENDED AND RESTATED 2024 EQUITY INCENTIVE PLAN

As Amended and Restated Effective: June 27, 2025

1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Amended and Restated 2024 Equity Incentive Plan (the “Plan”) of Cloudastructure, Inc. (the “Company”), which amends and restates in its entirety the 2024 Stock Option Plan, as previously amended, adopted and approved (the “Original Plan”).The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging officers, employees, Non-Employee Directors and Consultants to focus on critical long-range corporate objectives, (b) encouraging the attraction and retention of Service Providers with exceptional qualifications and (c) linking Service Providers directly to stockholder interests through increased stock ownership.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards and Dividend Equivalent Rights.

“Award Agreement” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Common Stock” means the Class A Common Stock, par value $0.0001 per share, and the Class B Common Stock, par value $0.0001 per share, of the Company.

“Company” means Cloudastructure, Inc., a Delaware corporation.

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“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market, The Nasdaq Stock Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations, including as to the last reported bid price published in the “pink sheets” or displayed on the Financial Industry Regulatory Authority, Electronic Bulletin Board, or OTC Markets, Inc. as the case may be.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Minimum Vesting Period” means the one-year period following the date of grant of an Award.

“Non-Employee Director” shall have the definition set forth in SEC Rule 16b-3(b)(3).

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

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“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Stock” means the Common Stock of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Administrator.

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Agreements;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

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(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time, but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f) Non-U.S. Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Affiliates shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be incorporated into and made part of this Plan); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

(g) Minimum Vesting Period. The vesting period for each Award granted under the Plan must be at least equal to the Minimum Vesting Period; provided, however, nothing in this Section 2(g) shall limit the Administrator’s authority to accelerate the vesting of Awards as set forth in Section 2(b)(v) above; and, provided further, notwithstanding the foregoing, (1) up to 5% of the shares of Stock authorized for issuance under the Plan may be utilized for Unrestricted Stock Awards or other Awards with a vesting period that is less than the Minimum Vesting Period and (2) annual Awards to Non-Employee Directors that occur in connection with the Company’s annual meeting of stockholders may vest on the date of the Company’s next annual meeting of stockholders, provided that the vesting period is at least fifty (50) weeks from the date of grant (each such Award, an “Excepted Award”). Notwithstanding the foregoing, in addition to Excepted Awards, the Administrator may grant Awards that vest (or permit previously granted Awards to vest) within the Minimum Vesting Period (i) if such Awards are granted as substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the Minimum Vesting Period or (ii) if such Awards are being granted in connection with an elective deferral of cash compensation that, absent a deferral election, otherwise would have been paid to the grantee within the Minimum Vesting Period.

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3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)  Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be equal to 19,500,000 shares, subject to adjustment as provided in this Section 3. Such number of shares of Common Stock consists of the following (i) two million (2,000,000) newly reserved shares of Common Stock under this amendment and restatement of the Original Plan; and (ii) Seventeen Million and Five Hundred Thousand (17,500,000) shares of Common Stock previously reserved under the Original Plan, as previously amended, adopted and approved, and which will continue to be available for issuance pursuant to this Plan. Notwithstanding the foregoing, all outstanding Awards under any version of the Original Plan as of the date first set forth above shall remain subject to the terms of that Original Plan. The shares of Common Stock issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares. Any shares subject to an Award that terminates without the issuance of the shares of Stock, including Awards that are settled in cash in lieu of shares, will be available again for issuance under the Plan. The number of shares of Stock available for issuance under the Plan will not, however, be increased by the number of shares of Stock that are (1) tendered by the Grantee or withheld by the Company in payment of the purchase price of an Option, (2) tendered by the Grantee or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, (3) purchased by the Company with proceeds received from the exercise of an Option, (4) subject to a Stock Appreciation Right that is not issued in connection with the stock settlement of that right upon its exercise, (5) subject to the cancellation of a Stock Appreciation Right granted in tandem with an Option upon the exercise of the Option, and (6) subject to the cancellation of an Option granted in tandem with a Stock Appreciation Right upon the exercise of that right. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 19,500,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion, may make a cash payment in lieu of fractional shares.

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(c) Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Agreement, all Options and Stock Appreciation Rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Sale Event shall become fully vested and exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Agreement. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

(d) Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, except as otherwise approved by the Board, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year shall not exceed $500,000; provided, however, that in the first calendar year in which an individual becomes a Non-Employee Director, the aggregate value of all Awards awarded under this Plan and all other cash compensation paid by the Company to such Non-Employee Director for services as a Non-Employee Director shall not exceed $1,000,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

4.	ELIGIBILITY

Grantees under the Plan will be such employees, Non-Employee Directors or Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to employees, Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from or otherwise comply with Section 409A.

5.	STOCK OPTIONS

(a) Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option. Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

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(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) the Stock Option is otherwise compliant with Section 409A.

(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Award Agreement:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

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(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

6.	STOCK APPRECIATION RIGHTS

(a) Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(c) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

7.	RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.

(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that any dividends paid by the Company with respect to any unvested Restricted Shares shall accrue and shall not be paid to the grantee unless and until such Restricted Shares have vested. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

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(d) Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

8.	RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Agreement) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Agreement.

(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

9.	UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

10.	GRANT OF CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

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11.	DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. For the avoidance of doubt, in no event shall any Dividend Equivalent Rights be paid unless or until such Award has vested. In no event shall any Dividend Equivalent Rights be granted as a component of a Stock Option or Stock Appreciation Right.

(b) Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

12.	Transferability of Awards

(a) Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c) Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

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13.	TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

14.	Section 409A awards

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.

15.	TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.

(a) Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.

(b) For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:

(i) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

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16.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. Any increase to the maximum number of shares of Stock reserved and available for issuance under the Plan shall be subject to stockholder approval. Except as provided in Section 3(b) or 3(c), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders.

Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

17.	STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

18.	GENERAL PROVISIONS

(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

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(c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f) Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

19.	EFFECTIVE DATE OF PLAN

This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

20.	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the State of Delaware, applied without regard to conflict of law principles.

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Cloudastructure, Inc.

228 Hamilton Avenue, 3rd Floor

Palo Alto, California 94301

___________________

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CLOUDASTRUCTURE, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4:

1. Election of Director

Nominee:

To be elected for a term expiring in 2028:	For	Withhold
1a. Ruba Qashu	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V76577-P35764

CLOUDASTRUCTURE, INC.
Annual Meeting of Stockholders
September 5, 2025, 1:00 p.m. Pacific Time

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CLOUDASTRUCTURE, INC.

The undersigned hereby appoints James McCormick and Greg Smitherman, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Cloudastructure, Inc. capital stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on September 5, 2025, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEE UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)